UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 16, 2024
Date of Report (Date of Earliest Event Reported)

Lendway, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 West 36th Street, Suite 220, Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDWY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders of Lendway, Inc. (the “Company”) was held on July 16, 2024 and the stockholders voted on the following proposals, each as described in detail in the definitive proxy statement relating to the meeting, filed with the Securities and Exchange Commission on June 3, 2024.

1. Election of six directors.

Nominee	For	Withheld	Broker Non-Votes
Mary H. Herfurth	251,287	15,084	933,563
Chad B. Johnson	231,708	34,663	933,563
Mark R. Jundt	248,651	17,720	933,563
Matthew R. Kelly	248,719	17,652	933,563
Daniel C. Philp	255,561	10,810	933,563
Nicholas J. Swenson	209,925	56,446	933,563

Based on the voting results, all six nominees were elected to serve as a director of the Company for a term of one year, or until their respective successor is elected.

2. The proposal to approve, by a non-binding vote, the Company’s executive compensation received advisory approval based on the following votes:

For	Against	Abstain	Broker Non-Votes
236,710	28,313	1,348	933,563

3. The proposal to ratify the appointment of Boulay PLLP as the independent registered public accounting firm for the year ending December 31, 2024 was approved based on the following votes:

For	Against	Abstain
1,102,823	97,046	65

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDWAY, INC.

Date: July 17, 2024	By	/s/ Elizabeth E. McShane
Elizabeth E. McShane Chief Financial Officer

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